Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement (Form S-3 No. 33-40465) of Commerce Bancorp, Inc. and in the related Prospectus, and in the Registration Statement (Form S-8 No. 33-82742) pertaining to the Stock Option Plans of Commerce Bancorp, Inc. of our report dated January 24, 1997 with respect to the consolidated financial statements of Commerce Bancorp, Inc. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1996.





Philadelphia, Pennsylvania
March 28, 1997